Exhibit 99.1

Palo Alto Networks Hosting 2021 Analyst Day Today

SANTA CLARA, Calif., September 13, 2021 — Palo Alto Networks (NYSE: PANW), the global cybersecurity leader, will host its 2021 Analyst Day event today, Monday, September 13, 2021. This webcasted virtual event will run from 9:30 a.m. Pacific time (12:30 p.m. Eastern time) to approximately 12:30 p.m. Pacific time (3:30 p.m. Eastern time).

Nikesh Arora, chairman and CEO of Palo Alto Networks, along with other members of the executive team, will provide an in-depth review of the company’s growth strategies, financial objectives, capital allocation framework and long-term targets. A live Q&A session will follow the presentation.

During the event, the company will reiterate its guidance for the fiscal first quarter of 2022 as well as the full fiscal year, as shared on August 23, 2021, while updating guidance for adjusted free cash flow margin. For fiscal year 2022, the company expects adjusted free cash flow margin in the range of 32% to 33%, updated from >30% shared on August 23, 2021.

The registration link for the live video webcast is accessible from the “Investors” section of the Palo Alto Networks website at investors.paloaltonetworks.com. A replay of the webcast will be available the day following the event.

ABOUT PALO ALTO NETWORKS

Palo Alto Networks, the global cybersecurity leader, is shaping the cloud-centric future with technology that is transforming the way people and organizations operate. Our mission is to be the cybersecurity partner of choice, protecting our digital way of life. We help address the world’s greatest security challenges with continuous innovation that seizes the latest breakthroughs in artificial intelligence, analytics, automation, and orchestration. By delivering an integrated platform and empowering a growing ecosystem of partners, we are at the forefront of protecting tens of thousands of organizations across clouds, networks, and mobile devices. Our vision is a world where each day is safer and more secure than the one before. For more information, visit www.paloaltonetworks.com.

Forward-Looking Statements

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements that address matters that we or our management expects or anticipates will or may occur in the future are forward-looking statements. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures and Other Key Metrics

Palo Alto Networks has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The company uses non-GAAP financial measures and other key metrics internally in analyzing its financial results and believes that the use of non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

The presentation of a non-GAAP financial measure is not meant to be considered in isolation or as a substitute for the comparable GAAP financial measure and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. We have not reconciled adjusted free cash flow margin guidance to GAAP net cash from operating activities because we do not provide guidance on GAAP net income (loss) or net cash from operating activities and would not be able to present the various reconciling cash and non-cash items between GAAP and non-GAAP financial measures, including share-based compensation expense, without unreasonable effort. Share-based compensation expense is impacted by the company’s future hiring and retention needs and, to a lesser extent, the future fair market value of the company’s common stock, all of which is difficult to predict and subject to constant change.

Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. In particular, many of the adjustments to the company’s GAAP financial measure reflects the exclusion of items that are recurring and will be reflected in the company’s financial results for the foreseeable future, such as share-based compensation, which is an important part of Palo Alto Networks employees’ compensation and impacts their performance. Furthermore, non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that Palo Alto Networks excludes in its calculation of non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Palo Alto Networks compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, the company may also exclude non-recurring expenses and other expenses that do not reflect the company’s core business operating results.

Palo Alto Networks and the Palo Alto Networks logo are trademarks of Palo Alto Networks, Inc. in the United States and in jurisdictions throughout the world. All other trademarks, trade names, or service marks used or mentioned herein belong to their respective owners.

SOURCE Palo Alto Networks, Inc.

Media Contact:

Mara Mort

Senior Director of Corporate Communications, Palo Alto Networks

press@paloaltonetworks.com

Investor Relations Contact:

Clay Bilby

Head of Investor Relations, Palo Alto Networks

ir@paloaltonetworks.com